EXHIBIT 10.43

                                    AMENDMENT
                                     TO THE
                                 DSI TOYS, INC.
                             1997 STOCK OPTION PLAN

Effective as of May 24, 1999 the DSI Toys, Inc. 1997 Stock Option Plan is amended in the following respects:

Section 3.1 of Article III of the DSI Toys, Inc. Stock Option Plan is hereby amended and restated to read in its entirety as follows:

            3.1 SHARES RESERVED UNDER PLAN. The aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan shall not exceed Nine Hundred Thousand (900,000) shares, all or any part of which may be issued pursuant to Incentive Stock Options, Nonstatutory Stock Options or any combination thereof. Shares of Common Stock issued upon the exercise of Options granted under the Plan may consist of either authorized but unissued shares or shares that have been issued and which shall have been or shall be reacquired by the Company. The total number of shares authorized under the Plan shall be subject to increase or decrease in order to give effect to the provisions of Sections
      10.3 and 10.4, and to give effect to any amendment adopted pursuant to
      Article IX. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares as to which such Option was not exercised shall again be available for purposes of the Plan. The Company shall at all times while the Plan is in effect reserve such number shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

The undersigned Secretary of the Corporation hereby certifies that the foregoing amendment to the DSI Toys, Inc. Stock Option Plan was duly adopted and approved by proper action of the Board of Directors on April 9, 1999 and by the affirmative vote of the holders of a majority of the shares of Common Stock of the corporation on May 24, 1999.

                                          /s/ THOMAS V. YARNELL
                                          Thomas V. Yarnell
                                          Secretary